UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 20, 2009

UDR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(720) 283-6120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

On August 20, 2009, UDR, Inc. (the "Company") executed and delivered the Supplemental Indenture (the "Supplemental Indenture") by and between the Company and U.S. Bank National Association, as trustee under the Company’s Indenture dated April 1, 1994 (the "Indenture") governing the Company’s 8½% Debentures due September 15, 2024 (the "Notes").

The Supplemental Indenture was entered into following the Company’s receipt on August 20, 2009 of consents to certain proposed amendments to the Indenture from holders of more than a majority in aggregate principal amount of the outstanding Notes. As executed, the Supplemental Indenture eliminates certain restrictive covenants and events of default contained in the Indenture. The amendments being effected by the Supplemental Indenture will only become operative, however, on the date that the Notes validly tendered in connection with the consents are purchased by the Company pursuant to the Company’s tender offer for the Notes commenced on August 4, 2009.

The foregoing summary of the material terms of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is attached to this report as Exhibit 4.1 and is incorporated herein by reference.

A copy of the press release announcing the receipt of the requisitie consents to the proposed amendments to the Indenture and the execution of the Supplemental Indenture is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. - Description
-------------------------------------------------------------------------------------

4.1 - Supplemental Indenture dated August 20, 2009, by and
between the Company and U.S. Bank National Association, as
trustee.

99.1 - Press release dated August 21, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

August 21, 2009	By:	David L. Messenger

Name: David L. Messenger
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Supplemental Indenture dated August 20, 2009, by and between the Company and U.S. Bank National Association, as trustee.
99.1	Press release dated August 21, 2009.